UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2020

Genesis Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 East State Street Kennett Square, PA	19348
(Address of Principal Executive Offices)	(Zip Code)

(610) 444-6350

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	GEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 25, 2020, upon the recommendation of the Nominating, Corporate Governance, Quality and Compliance Committee, the Board of Directors (the “Board”) of Genesis Healthcare, Inc. (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (as so amended and restated, the “Bylaws”) to implement proxy access. Proxy access will first be available to stockholders in connection with the Company’s 2021 annual meeting of stockholders. The Bylaws became effective immediately.

Article II, Section 2.17 of the Bylaws has been added to permit a stockholder, or a group of up to 20 stockholders, to nominate and include in the Company’s proxy materials for any annual meeting of stockholders director candidates constituting up to the greater of 2 individuals or 20% of the Board, provided that (i) such stockholder or the stockholder group, as applicable, owns 3% or more of the Company’s outstanding common stock (on a net long basis) continuously for at least 3 years and (ii) such stockholder(s) and the nominee(s) satisfy certain procedural and eligibility requirements set forth in Article II, Section 2.17 of the Bylaws.

The procedural and eligibility requirements set forth in Article II, Section 2.17 of the Bylaws include a requirement that a notice of proxy access nomination must be received at the principal executive offices of the Company not less than 120 nor more than 150 calendar days prior to the one-year anniversary of the date that the Company first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders. Article II, Section 2.17 of the Bylaws also includes specified requirements that the nominating stockholder(s) and the nominee(s) provide certain information, representations and agreements to the Company in order to be eligible for proxy access.

The foregoing summary is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The Board has also approved proposed amendments to the Company’s Third Amended and Restated Certificate of Incorporation and the Bylaws to declassify the Board and to provide the ability of stockholders to call a special meeting, which amendments will require stockholder approval. The details of such proposed amendments will be set forth in the Company’s proxy statement for its 2020 annual meeting of stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1	Second Amended and Restated Bylaws of Genesis Healthcare, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2020	GENESIS HEALTHCARE, INC.
By: /s/ Michael S. Sherman
Michael S. Sherman Senior Vice President, General Counsel, Secretary and Assistant Treasurer

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